UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 12, 2004

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 Old Germantown Road, Delray Beach, Florida	33445

(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Office Depot, Inc. (the “Company”) made a series of internal announcements on November 12, 2004, of its plans to rationalize staffing in several areas of the business, and to exit certain facilities that have become redundant.

1.	The Company will reduce staffing in its North American Retail Division, affecting the equivalent of approximately 550 full-time retail stores employees, or approximately 2% of the segment’s employees. These changes are expected to take effect immediately.

2.	The Company will reduce staffing at its Delray Beach, Florida, corporate headquarters, affecting a total of approximately 97 exempt and non-exempt employees. All of these staffing reductions will be completed in the fourth quarter 2004. This reduction in staffing involves approximately 4% of the corporate staff at the Company’s headquarters.

3.	The Company will reduce staffing at its facility in Torrance, California over the next several months. This will result in job eliminations for approximately 24 employees. These reductions are incremental to the call center employees discussed in the Company’s filing on Form 8-K on October 28, 2004. All of these staffing reductions will be completed in the fourth quarter 2004.

4.	The Company expects to outsource certain finance functions in its Wichita, Kansas facility to a domestic outsourcing company. The current approximately 93 employees affected will be offered positions with the outsourcing company. The Company previously announced its plans to outsource the call center functions located in Wichita in its filing on Form 8-K on October 28, 2004, and the current announcement is incremental to the prior announcement. All of these changes are expected to be completed in the fourth quarter 2004. The Company expects to negotiate a sublease or early termination of its lease of this facility.

5.	The Company will reduce staffing at the Trumbull, Connecticut, headquarters of its 4Sure.com, Inc. subsidiary, affecting a total of approximately 10 exempt and non-exempt employees. All of these staffing reductions will be completed in the fourth quarter 2004.

6.	The Company expects to restructure its contract sales force in Europe, affecting approximately 45 employees.

Office Depot expects to incur aggregate expenditures associated with these rationalization plans, including severance and associated costs, of approximately $14.2 million. These plans are estimated to generate $26.3 million of annualized operating cost savings, beginning in 2005.

ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

(a)	The date of commitment to the rationalization plans discussed above is November 12, 2004. The actions to be taken are briefly described as follows:

(i)	Over a one-month period beginning on November 12, 2004, the Company will reduce employment levels in its North American Retail Division by the approximate equivalent of one-half of a full-time employee per store.

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(ii)	Over a six-week period, also beginning on November 12, 2004, the Company is reducing staffing at its headquarters in Delray Beach, Florida by the equivalent of approximately 97 full-time employees.

(iii)	Over a six-week period, also beginning on November 12, 2004, the Company is reducing staffing at its facility in Torrance, California, affecting approximately 24 non-call center employees, whose jobs will be eliminated.

(iv)	Over a six week period, also beginning on November 12, 2004, the Company will exit its facility in Wichita, Kansas, affecting approximately 93 non-call center employees, whose jobs are expected to be outsourced to a domestic outsourcing company.

(v)	Over a one-month period beginning on November 12, 2004, the Company will reduce staffing at the Trumbull, Connecticut headquarters of its 4Sure.com subsidiary by 10 persons.

(vi)	Over a six-month period beginning in the fourth quarter 2004, the Company will restructure the contract sales force in Europe, affecting approximately 45 employees.

The expected completion date of all these plans is approximately March 31, 2005.

(b)	In connection with these actions, the Company expects to incur termination-related expenses of $10.9 million in 2004 and $3.3 million in 2005.

(c)	The impact of lease termination will be reflected at the earlier of lease termination agreement or when the Company no longer uses the facility.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: Except for historical information, the matters discussed in this filing on Form 8-K are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements, including without limitation all of the projections and anticipated levels of future performance, involve risks and uncertainties which may cause actual results to differ materially from those discussed herein. These risks and uncertainties are detailed from time to time by Office Depot in its filings with the United States Securities and Exchange Commission (“SEC”), including without limitation its most recent filing on Form 10-K, filed on February 26, 2004 and its 10-Q and 8-K filings made from time to time. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. The Company’s SEC filings are readily obtainable at no charge at www.sec.gov and at www.freeEDGAR.com, as well as on a number of other commercial web sites.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.
Date: November 12, 2004	By:	/s/ DAVID C. FANNIN
David C. Fannin
Executive Vice President and General Counsel

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